UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2006

Respironics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-16723	25-1304989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1010 Murry Ridge Lane, Murrysville, Pennsylvania		15668-8525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	724-387-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2006, Respironics, Inc. (the "Company") entered into Amendment No. 3 ("Amendment No. 3") to its Rights Agreement, dated June 28, 1996 and amended July 30, 1999 and May 5, 2005 (as amended, the "Rights Agreement"), between the Company and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services L.L.C) as Rights Agent.

A copy of Amendment No. 3 to Rights Agreement is attached hereto as Exhibit 4.8. Capitalized terms used in the following description are used as defined in Amendment No. 3. The following description is qualified by reference to the actual text of the Rights Agreement as amended by Amendment No. 3.

Amendment No. 3 extended the Final Expiration Date of the Rights Agreement to June 28, 2016. In addition, Amendment No. 3 changed the Purchase Price for each Unit from $55 to $185, subject to adjustment as provided in the Rights Agreement. Amendment No. 3 deleted clause (A) of Section 11(a)(ii) of the Rights Agreement (which was one of the three clauses triggering the provisions of Section 11(a)(ii)), as well as references to clause (A) of Section 11(a)(ii) in other sections of the Rights Agreement. Amendment No. 3 also revised the period during which the Company’s Board of Directors can redeem the Rights so that it ends on the earlier of such time as any Person becomes an Acquiring Person or the Final Expiration Date. Amendment No. 3 also revised the period during which the Company’s Board of Directors can amend the Rights Agreement without shareholder approval so that it refers to the period prior to the time when any Person becomes an Acquiring Person.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 "Entry into a Material Definitive Agreement" of this Form 8-K is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Respironics, Inc.

June 7, 2006	By:	/s/ Daniel J. Bevevino

Name: Daniel J. Bevevino
Title: Vice President, and Chief Financial and Principal Accounting Officer

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Exhibit Index

Exhibit No.	Description

4.8	Amendment No. 3 to Rights Agreement, dated June 7, 2006